Exhibit 99.2

EMERITUS CORPORATION ATTN: LISA LORAN 3131 ELLIOTT AVENUE, SUITE 500 SEATTLE, WA 98121-1031 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals:
For Against Abstain 1. To approve the Agreement and Plan of Merger, dated as of February 20, 2014, by and among Brookdale Senior Living Inc., Broadway Merger Sub Corporation and Emeritus Corporation, as the same may be amended from time to time. ☐
☐ ☐ 2. To conduct a non-binding, advisory vote to approve the merger-related compensation arrangements of our named executive officers. ☐ ☐ ☐ 3. To approve any motion to adjourn the Emeritus special meeting, if necessary or appropriate, to solicit additional proxies. ☐ ☐ ☐ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASESIGN WITHIN BOX] Date
Signature (Joint Owners) Date 0000172014_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com . EMERITUS CORPORATION Special Meeting of Shareholders July 10, 2014 2:00 PM This proxy is solicited by the Board of Directors The shareholders hereby appoint Granger Cobb, Robert C. Bateman and Mark Finkelstein, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EMERITUS CORPORATION that the shareholders are entitled to vote at the Special Meeting of shareholders to be held at 2:00 PM, PDT on July 10, 2014, at the Harbor Club, 801 Second Avenue, South Cascade Room, Seattle, Washington 98104, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000172014_2 R1.0.0.51160